                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934



Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Under Rule 14a-12

                         WEATHERFORD INTERNATIONAL, INC.
                (Name of Registrant as Specified in its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1. Title of each class of securities to which transaction applies: N/A

         2.       Aggregate number of securities to which transaction applies:
                  N/A

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

         4.       Proposed maximum aggregate value of transaction: N/A

         5.       Total fee paid:  N/A

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.       Amount Previously Paid:  N/A

         2.       Form, Schedule or Registration Statement No.:  N/A

         3.       Filing Party:  N/A

         4.       Date Filed:  N/A

[WEATHERFORD LOGO]

                                 April 29, 2002

Dear Weatherford Stockholder:

     You are cordially invited to join us at the 2002 Annual Meeting of Stockholders of Weatherford International, Inc. to be held at 9:00 a.m. (CST) on Wednesday, June 26th in Houston, Texas. The Annual Meeting will be held at The St. Regis Hotel located at 1919 Briar Oaks.

     This year you will be asked to vote in favor of one proposal for the election of eight directors. The proposal is more fully explained in the attached proxy statement, which we encourage you to read.

     Whether or not you plan to attend the Annual Meeting, we strongly encourage you to vote your shares on the enclosed proxy card and return your signed proxy card at your earliest convenience.

     Please note that a special meeting of stockholders is also being scheduled. You will be receiving a separate proxy statement and a proxy card for the special meeting at a later date. IN ORDER FOR YOUR SHARES TO BE VOTED AT BOTH THE ANNUAL MEETING AND THE SPECIAL MEETING, YOU MUST COMPLETE AND RETURN THE ENCLOSED PROXY CARD FOR THE ANNUAL MEETING AND THE PROXY CARD FOR THE SPECIAL MEETING. We urge you to return both proxy cards for the Annual Meeting and the special meeting.

     Thank you for your cooperation.

                                           Sincerely,

                                           /s/ Bernard J. Duroc-Danner

                                           Bernard J. Duroc-Danner
                                           Chairman of the Board, President and
                                           Chief Executive Officer

[WEATHERFORD LOGO]

                        WEATHERFORD INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:           Wednesday, June 26, 2002
TIME:           9:00 a.m. (CST)
PLACE:          The St. Regis Hotel
                1919 Briar Oaks
                Houston, Texas 77027

MATTERS TO BE VOTED ON:

     1. Election of eight directors to hold office for a one-year term; and

     2. Any other matters that may properly come before the meeting.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF THE EIGHT NOMINEES FOR DIRECTOR.

     Your Board of Directors has set April 29, 2002, as the record date for the Annual Meeting. Only those stockholders who are holders of record of our common stock at the close of business on April 29, 2002, will be entitled to vote at the Annual Meeting. A complete list of these stockholders will be available for examination at the Annual Meeting and at our offices at 515 Post Oak Blvd., Suite 600, Houston, Texas for a period of ten days prior to the Annual Meeting.

     You are cordially invited to join us at the Annual Meeting. However, to ensure your representation at the Annual Meeting, we request that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the Annual Meeting. Your proxy will be returned to you if you are present at the Annual Meeting and request us to return your proxy card.

                                           By Order of the Board of Directors

                                           /s/ BURT M. MARTIN

                                           Burt M. Martin
                                           Corporate Secretary

Houston, Texas
April 29, 2002

                        WEATHERFORD INTERNATIONAL, INC.

                                PROXY STATEMENT

ANNUAL MEETING:     Date:  Wednesday, June 26, 2002
                    Time:  9:00 a.m. (CST)
                    Place:  The St. Regis Hotel
                            1919 Briar Oaks
                            Houston, Texas 77027

AGENDA: One proposal, numbered as Item 1 on the proxy card, for the election of eight nominees as directors of the Company.

WHO CAN VOTE:       All holders of record of our common stock at the close of
                    business on April 29, 2002, are entitled to vote. Holders of the common stock are entitled to one vote per share at the Annual Meeting.

PROXIES SOLICITED BY:
                    Your vote and proxy is being solicited by our Board of Directors for use at the Annual Meeting. This Proxy Statement and enclosed proxy card is being sent on behalf of our Board of Directors to all stockholders beginning on or about April 30, 2002. By completing, signing and returning your proxy card, you will authorize the persons named on the proxy card to vote your shares according to your instructions. You may also vote your shares via the Internet at the Internet address of http://www.voteproxy.com, or telephonically by calling 1-800-PROXIES. Please have your proxy card available if you decide to vote by the Internet or by telephone because the proxy card contains more detailed instructions. Proxies submitted by Internet or telephone must be received by 11:59 p.m. Eastern time (or 10:59 p.m. CST time) on June 28, 2002.

PROXIES: If you do not indicate how you wish to vote for one or more of the nominees for director, the persons named on the proxy card will vote FOR election of all the nominees for director (Proposal 1). If you "withhold" your vote for any of the nominees, this will be counted as a vote AGAINST that nominee.

REVOKING YOUR PROXY:You can revoke your proxy by:

                    - writing to the Corporate Secretary (at our principal
                      executive offices located at 515 Post Oak Blvd., Suite 600, Houston, Texas 77027) before the Annual Meeting;

                    - voting again via mail; or

                    - casting your vote in person at the Annual Meeting.

                    Your last vote will be the vote that is counted.

QUORUM: As of April 29, 2002 there were 130,048,124 shares of common stock issued and outstanding, including treasury shares. The holders of the common stock have the right to cast a total of 118,777,532 votes. The presence, in person or by proxy, of stockholders entitled to cast at least 59,388,766 votes constitutes a quorum for adopting the proposals at the Annual Meeting. If you have properly signed and returned your proxy card by mail, you will be considered part of the quorum, and the persons named on the proxy card will vote your shares as you have instructed them. If a broker holding your shares in "street" name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.

MULTIPLE PROXY
  CARDS: If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted.

                    Please note that a special meeting of stockholders is also being scheduled. You will be receiving a separate proxy statement and a proxy card for the special meeting at a later date. IN ORDER FOR YOUR SHARES TO BE VOTED AT BOTH THE ANNUAL MEETING AND THE SPECIAL MEETING, YOU MUST COMPLETE AND RETURN THE ENCLOSED PROXY CARD FOR THE ANNUAL MEETING AND THE PROXY CARD FOR THE SPECIAL MEETING. We urge you to return both proxy cards for the Annual Meeting and the special meeting.

COST OF PROXY
  SOLICITATION:     Some of our directors, officers and employees may also
                    solicit proxies personally, without any additional compensation, by telephone or mail. Proxy materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.

QUESTIONS:          You may call our Investor Relations department at (713)
                    693-4000 or email us at investor.relations@weatherford.com if you have any questions.

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                               BOARD OF DIRECTORS

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     Eight directors are to be elected at the Annual Meeting. Each director elected will hold office until the 2003 Annual Meeting. All of the nominees for director are now serving as directors. The nominees for election as director are:

NAME                                                AGE   DIRECTOR SINCE
----                                                ---   --------------
Bernard J. Duroc-Danner...........................  48         1988
Philip Burguieres.................................  58         1998
David J. Butters..................................  61         1984
Sheldon B. Lubar..................................  72         1995
William E. Macaulay...............................  56         1998
Robert B. Millard.................................  51         1989
Robert K. Moses, Jr. .............................  62         1998
Robert A. Rayne...................................  53         1987

     The persons named on the proxy card will vote for all of the nominees for director listed unless you withhold authority to vote for one or more of the nominees. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular nominee and will not affect the outcome of the election of directors.

     All of our nominees have consented to serve as directors. Our Board of Directors has no reason to believe that any of the nominees will be unable to act as a director. However, if any director is unable to stand for re-election, the Board will designate a substitute. If a substitute nominee is named, the persons named on the proxy card will vote for the election of the substitute nominee.

DIRECTOR BIOGRAPHIES

     BERNARD J. DUROC-DANNER joined the Company in May 1987 to initiate the start-up of EVI, Inc.'s oilfield service and equipment business. He was elected EVI's President in January 1990 and Chief Executive Officer in May 1990. In connection with the merger of EVI, Inc. with Weatherford Enterra, Inc. ("Weatherford Enterra") on May 27, 1998, Mr. Duroc-Danner was elected as our Chairman of the Board, President and Chief Executive Officer. Mr. Duroc-Danner holds a Ph.D. in economics from Wharton (University of Pennsylvania). In prior years, Mr. Duroc-Danner held positions at Arthur D. Little and Mobil Oil Inc. Mr. Duroc-Danner is a director of Parker Drilling Company (an oil and gas drilling company), Cal-Dive International, Inc. (a company engaged in subsea services in the Gulf of Mexico), Universal Compression Holdings, Inc. (a natural gas compression service company), Dresser, Inc. (a provider of highly engineered equipment and services primarily for the energy industry) and Peabody Energy Corp. (a coal production, transportation and trading company). Mr. Duroc-Danner is also Chairman of the Board of Directors of Grant Prideco, Inc. (a provider of drill pipe and other drill stem products). Grant Prideco was our wholly owned subsidiary until April 14, 2000, when we distributed all of the outstanding shares of Grant Prideco to our stockholders.

     PHILIP BURGUIERES is Chief Executive Officer of EMC Holdings, LLC, a private energy investment firm he started in 2000. He is also Vice Chairman and part owner of The Houston Texans (a National League Football team). He was elected to the Board as Chairman Emeritus in May 1998. Mr. Burguieres served as a director of Weatherford Enterra from April 1991 until May 1998, and as Chairman of the Board of Weatherford Enterra from December 1992 until May 1998. From April 1991 to October 1996, he also served as President and Chief Executive Officer of Weatherford Enterra. Mr. Burguieres serves as a director of McDermott International, Inc. (a company engaged in the fabrication of oilfield equipment), JP Morgan Chase Bank (formerly Chase Bank of Texas, N.A., a national banking organization) and Newfield Exploration Company (an independent oil and gas producer).

     DAVID J. BUTTERS is a Managing Director of Lehman Brothers, Inc., an investment banking company, where he has been employed for more than the past five years. Mr. Butters is currently Chairman of the Board of Directors of GulfMark Offshore, Inc. (a provider of marine support and transportation services to companies involved in the exploration and production of oil and natural gas), a director of Anangel-American Shipholdings, Ltd. (an international ship owning and operating company) and a director of Grant Prideco.

     SHELDON B. LUBAR has been the Chairman of Lubar & Co., a private investment and management company, for more than the past five years. Until February 1999, Mr. Lubar served as Chairman and Chief Executive Officer of Christiana Companies, Inc., a diversified holding company that held shares of our common stock and owned a company that was engaged in refrigerated and dry warehousing, transportation and logistic services. We acquired Christiana in February 1999. In our acquisition of Christiana, we acquired a one-third interest in Total Logistic Control, LLC. We sold the one-third interest to C2, Inc. in September, 2000. Mr. Lubar is a director of C2, Inc., Massachusetts Mutual Life Insurance Company (a financial services company), US Bancorp (a commercial banking company), MGIC Investment Corporation (a mortgage insurance company), Jefferies & Company, Inc. (an investment banking company) and Grant Prideco. Mr. Lubar was initially appointed to the Board of Directors in connection with our acquisition of Prideco, Inc. in June 1995.

     WILLIAM E. MACAULAY is the Chairman and Chief Executive Officer of First Reserve Corporation, a Connecticut-based private equity investment firm and has been the Chief Executive Officer of the firm since 1983. Mr. Macaulay served as a director of Weatherford Enterra from October 1995 to May 1998. He is Chairman of the Board of Dresser, Inc. (a provider of highly engineered equipment and services primarily for the energy industry) and a director of National Oilwell, Inc. (the leading international provider of drilling systems and associated services to the oil and gas exploration and production industry), Pride International, Inc. (a contract drilling and related services company), Maverick Tube Corporation (a producer of tubular steel products for the energy industry) and Chicago Bridge & Iron N.V. (a global engineering and construction company).

     ROBERT B. MILLARD is a Managing Director of Lehman Brothers, Inc., where he has been employed for more than the past five years. Mr. Millard is also a director of GulfMark Offshore, Inc. and L-3 Communications Corporation (a manufacturer of electronic communications equipment principally for the defense industry).

     ROBERT K. MOSES, JR. has been a private investor, principally in the oil and gas exploration and oilfield services business in Houston, Texas, for more than the past five years. He served as Chairman of the Board of Directors of Weatherford Enterra from May 1989 to December 1992. Mr. Moses is also a director of Grant Prideco.

     ROBERT A. RAYNE is Chief Executive Director of London Merchant Securities plc (property investment and development with major investments in leisure enterprises), a United Kingdom-listed public limited company, and has been a Director for more than the past five years. Mr. Rayne is also a director of Grant Prideco.

                      COMMITTEES AND MEETINGS OF THE BOARD

COMMITTEES

     The Board of Directors has created the following committees:

     - Audit

     - Compensation

     - Executive

     The Board of Directors does not have a standing Nominating Committee.

NUMBER OF MEETINGS

     During 2001, the Board of Directors met seven times, the Compensation Committee met two times and the Audit Committee met nine times. The Executive Committee did not meet. All of the directors excluding Mr. Macaulay and Mr. Millard attended at least 75% of all Board of Directors and Committee meetings.

AUDIT COMMITTEE

     Messrs. Butters (Chair), Lubar and Rayne are the current members of the Audit Committee. Under the Charter of the Audit Committee of the Board of Directors, which was filed with our Proxy Statement for our 2001 Annual Meeting, the primary functions of the Audit Committee are:

     - recommending to the Board the selection and discharge of our independent auditors;

     - reviewing the professional services performed by the auditors, the plan and results of their auditing engagement;

     - reviewing the amount of fees charged for audit services by the auditors; and

     - evaluating our system of internal accounting controls.

     All members of the Audit Committee are independent as defined by the rules of the New York Stock Exchange, except Mr. Lubar. Until February 1999, Mr. Lubar was Chairman and Chief Executive Officer of Christiana. We acquired Christiana in February 1999. In our acquisition of Christiana, we acquired a one-third interest in Total Logistic Control, LLC. We sold the one-third interest to C2, Inc. in September, 2000. As permitted by the rules of the New York Stock Exchange, the Board determined to appoint Mr. Lubar to the Audit Committee because of his knowledge of the Company and his financial background and experience and because the Board does not believe he has any relationship with us that will interfere with the exercise of his independent judgment while serving on the Audit Committee.

COMPENSATION COMMITTEE

     Messrs. Lubar, Moses (Chair) and Rayne are the current members of the Compensation Committee. The primary functions of the Compensation Committee are:

     - recommending to the Board the compensation to be paid to the directors and our chief executive officer; and

     - subject to review and approval of certain matters by the full Board of Directors, administering the compensation plans for the executive officers.

EXECUTIVE COMMITTEE

     Messrs. Duroc-Danner (Chair), Burguieres, Macaulay and Millard are the current members of the Executive Committee. The primary function of the Executive Committee is to act on behalf of the Board of Directors between regularly scheduled meetings of the Board.

                               BOARD COMPENSATION

DIRECTORS' FEES

     The directors who are not employees are paid the following fees:

     - $1,000 for each Board and Committee meeting attended;

     - $1,500 for the Committee Chairman for each Committee meeting attended;
       and

     - $7,000 for each quarter of the year in which the person serves as a director.

DEFERRAL PLAN FOR OUTSIDE DIRECTORS

     Under our Non-Employee Director Deferred Compensation Plan, each non-employee director may elect to defer up to 7.5% of any fees paid by us. The deferred fees are converted into non-monetary units representing shares of common stock that could have been purchased with the deferred fees based on the market price of the common stock at the time of the deferral. If a non-employee director elects to defer at least 5% of his fees, we will make an additional contribution to the director's account equal to the sum of (1) 7.5% of the director's fees plus (2) the amount of fees deferred by the director. Our directors may generally determine when the funds will be distributed from the plan. The amount of the distribution will be equal to the number of shares in the director's account multiplied by the market price of the common stock at the time of distribution. Distributions are made in common stock. During 2001, we contributed $7,275, $6,300, $4,950, $4,950, $5,700 and $6,900 to the accounts of
Messrs. Butters, Lubar, Macaulay, Millard, Moses and Rayne, respectively, which represented 186, 176, 131, 130, 152 and 179 shares allocated to their respective accounts.

BURGUIERES EMPLOYMENT AGREEMENT

     In June 1998, we entered into an employment agreement with Mr. Burguieres, which has a term of fifteen years and provides for an annual salary of $120,000. Under the terms of his employment agreement, Mr. Burguieres is employed as Chairman Emeritus of the Board of Directors. However, we are not obligated to re-elect Mr. Burguieres as Chairman Emeritus and the Board of Directors is not required to nominate Mr. Burguieres for re-election as a director. If we terminate Mr. Burguieres' employment for any reason other than for "cause" or if Mr. Burguieres' employment is terminated as a result of his death or disability, Mr. Burguieres or his estate will be entitled to receive annual salary payments through the term of the agreement and Mr. Burguieres and his eligible dependents will continue to receive health and medical benefits. If we terminate his employment for "cause", Mr. Burguieres will not be entitled to any further salary payments or health and medical benefits. Under Mr. Burguieres' employment agreement, "cause" is generally defined as (i) an act of dishonesty which constitutes a felony or results in personal gain or enrichment at our expense,
(ii) willful and continued failure to substantially perform his duties after written demand is made by the Board or (iii) Mr. Burguieres' ownership, management or employment by any business which competes, in our reasonable judgment, with any business conducted by us.

                             AUDIT COMMITTEE REPORT


                                                         April 29, 2002
To the Board of Directors of Weatherford International, Inc.:

     We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

     We also have considered whether the provision by the independent auditors of non-audit services is compatible with maintaining the auditors' independence.

                                            David J. Butters, Chairman
                                            Sheldon B. Lubar
                                            Robert A. Rayne

                                STOCK OWNERSHIP

                STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

     This table shows the number and percentage of shares of common stock beneficially owned by our directors and executive officers as of April 12, 2002. Each person has sole voting and investment power for the shares shown below, unless otherwise noted.

                                                               AMOUNT AND NATURE OF SHARES
                                                         BENEFICIALLY OWNED AS OF APRIL 12, 2002
                                                      ----------------------------------------------
                                                       NUMBER OF      RIGHT TO        PERCENT OF
NAME                                                  SHARES OWNED   ACQUIRE(1)   OUTSTANDING SHARES
----                                                  ------------   ----------   ------------------
Bernard J. Duroc-Danner(2)..........................      95,893     1,096,192             *
Philip Burguieres(3)................................     117,865        93,632             *
David J. Butters(4).................................      34,247       103,632             *
Sheldon B. Lubar(5).................................     646,966       123,632             *
William E. Macaulay(6)..............................      17,933       103,632             *
Robert B. Millard(7)................................     108,960       103,632             *
Robert K. Moses, Jr. ...............................     300,000       103,632             *
Robert A. Rayne(8)..................................         279        93,632             *
E. Lee Colley, III(9)...............................         645       156,054             *
Donald R. Galletly(10)..............................       5,000       117,041             *
Jon R. Nicholson(11)................................      15,188       122,741             *
Gary L. Warren(12)..................................       5,826        42,338             *
*All officers and directors as a group (16
  persons)..........................................   1,362,043     2,391,542           2.5

---------------

  *  Less than 1%.

 (1) Shares of common stock that can be acquired through stock options exercisable through June 30, 2002.

 (2) Includes 5,481 shares held under our 401(k) Savings Plan, as to which Mr. Duroc-Danner has sole voting and no dispositive power.

 (3) Includes (i) 421 shares held under our 401(k) Savings Plan, as to which Mr. Burguieres has sole voting and no dispositive power, (ii) 950 shares held by his wife, over which Mr. Burguieres has no voting or dispositive power, and (iii) 475 shares held by his adult son supported by him, over which Mr. Burguieres has sole voting and dispositive power. Mr. Burguieres disclaims beneficial ownership of the shares held by his wife and son.

 (4) Includes 13,772 shares held by Mr. Butters' wife, over which he has no voting or dispositive power and as to which he disclaims beneficial ownership.

 (5) Includes 314,510 shares held by Mr. Lubar through a general partnership of which he is a general partner. Also includes 305,114 shares held by his wife through the general partnership, over which he has no voting or dispositive power and as to which he disclaims beneficial ownership, and 27,342 shares held in trusts for his grandchildren through the general partnership, of which he is the trustee and has voting and dispositive power. Does not include 15,380 shares held through the general partnership by trusts for the descendants of Mr. Lubar's children over which he has no voting or dispositive power and as to which he disclaims beneficial ownership.

 (6) Includes 6,618 shares held by Mr. Macaulay's wife, over which he has no voting or dispositive power and as to which he disclaims beneficial ownership. Includes 3,876 shares held in the name of or in trust for Mr. Macaulay's daughters.

 (7) Includes 26,772 shares held by a charitable foundation controlled by Mr. Millard and his wife.

 (8) Excludes 545,000 shares beneficially owned by London Merchant Securities plc, of which Mr. Rayne serves as Executive Director. Mr. Rayne disclaims beneficial ownership of all of these shares.

 (9) Shares are held under our 401(k) Savings Plan. Mr. Colley has sole voting and no dispositive power over these shares.

(10) Includes 1,000 shares held by Mr. Galletly's wife, over which he has sole voting and shared dispositive power.

(11) Includes 1,157 shares held under our 401(k) Savings Plan over which Mr. Nicholson has sole voting and no dispositive power.

(12) Includes 950 shares held under our 401(k) Savings Plan over which Mr. Warren has sole voting and no dispositive power.

                      STOCK OWNED BY "BENEFICIAL HOLDERS"

     This table shows information for each person known by us to beneficially own 5% or more of the outstanding shares of common stock as of April 5, 2001.

NAME AND ADDRESS OF                                                                   PERCENT OF
BENEFICIAL OWNER                                            NUMBER OF SHARES(1)   OUTSTANDING SHARES
-------------------                                         -------------------   ------------------
Citigroup Inc.(2).........................................      17,810,650               15.5
  399 Park Avenue
  New York, New York 10043
FMR Corp.(3)..............................................      14,282,682               12.4
  82 Devonshire Street
  Boston, Massachusetts 02109

---------------

(1) This information is based on information furnished by each stockholder or contained in filings made with the Securities and Exchange Commission. The person listed has sole voting and dispositive power for its shares of common stock, unless otherwise noted.

(2) Salomon Smith Barney Holdings Inc. (SSB) is the beneficial owner of 17,483,220 of such shares. Citigroup Inc. is the sole stockholder of SSB. Citigroup and SSB report on behalf of subsidiaries whose individual percentages of beneficial ownership of our common stock do not exceed 5%. Citigroup has shared dispositive and voting power over 17,810,650 shares, and SSB has shared dispositive and voting power 17,483,220 shares.

(3) Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. ("FMR") and an investment adviser, is the beneficial owner of 13,353,674 shares as a result of acting as investment adviser to various registered investment companies (the "Funds"). Fidelity Management Trust Company ("FMTC"), a wholly owned subsidiary of FMR, is the beneficial owner of 512,755 shares as a result of serving as investment manager of various institutional accounts. Edward C. Johnson 3d, FMR's Chairman and principal stockholder, FMR, through its control of Fidelity, and the Funds each has sole power to dispose of the 13,353,674 shares owned by the Funds, and Mr. Johnson and FMR, through its control of FMTC, each has sole power to dispose of 512,755 shares and sole power to vote or direct the voting of 420,655 shares and no power to vote or direct the voting of 92,100 shares owned by the institutional accounts. The Funds' Board of Trustees has sole power to vote all shares owned by the Funds. Fidelity carries out the voting of the Funds' shares under written guidelines established by the Funds' Board of Trustees. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR, representing approximately 49% of the voting power of FMR. Mr. Johnson owns 12.0% and Abigail P. Johnson, Mr. Johnson's wife and a Director of FMR, owns 24.5% of the voting stock of FMR. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Through their ownership of voting common stock and the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Strategic Advisers, Inc., a wholly owned subsidiary of FMR and a registered investment adviser, provides investment advisory services to individuals. It does not have sole power to vote or direct the voting of shares of certain securities held for clients and has sole dispositive power over such securities. As such, FMR's beneficial ownership may include shares beneficially owned through Strategic Advisers, Inc. Fidelity International Limited ("FIL") beneficially owns 415,970 shares. FIL has sole power to vote and to dispose of such shares.

                               EXECUTIVE OFFICERS

     In addition to Mr. Duroc-Danner, whose biography is shown on page 3, the following persons are our executive officers. None of the executive officers or directors have any family relationships with each other.

NAME                                   AGE                          POSITION
----                                   ---                          --------
Bernard J. Duroc-Danner..............  48    Chairman of the Board, President and Chief Executive
                                             Officer
E. Lee Colley, III...................  45    Senior Vice President and President -- Artificial Lift
                                             Systems Division
Mark E. Hopmann......................  44    Senior Vice President and President -- Completion
                                             Systems Division
Gary L. Warren.......................  52    Senior Vice President and President -- Drilling &
                                             Intervention Services Division
Donald R. Galletly...................  50    Senior Vice President -- Communications and Investor
                                               Relations
Burt M. Martin.......................  38    Senior Vice President, General Counsel and Secretary
Jon R. Nicholson.....................  59    Senior Vice President -- Human Resources and
                                             Information Technology
James N. Parmigiano..................  44    Vice President -- Operational Controller
Lisa W. Rodriguez....................  41    Vice President -- Finance and Accounting

     E. LEE COLLEY, III was elected Senior Vice President and
President -- Artificial Lift Systems Division in November 1998. Mr. Colley joined us in March 1996 and has served in several positions including Vice President/General Manager of the Artificial Lift Systems Division. Prior to that time, Mr. Colley worked for over 20 years for another oilfield service company in various manufacturing, sales and marketing managerial positions.

     MARK E. HOPMANN joined the Company in November 1998 and was elected Senior Vice President and President -- Completion Systems Division in October 2000. From 1980 to October 1998, Mr. Hopmann worked for Baker Oil Tools, a division of Baker Hughes Incorporated, in various capacities, including Product Line Manager and Chief Product Engineer.

     GARY L. WARREN was elected Senior Vice President and President -- Drilling and Intervention Services Division in October 2000. Mr. Warren has been employed by the Company since 1992 and has served in several positions, including Vice President -- Europe, West Africa and CIS. Mr. Warren worked for Petco Fishing and Rental Tool from 1980 to 1992, when it was acquired by Weatherford Enterra.

     DONALD R. GALLETLY was elected our Senior Vice President -- Communications and Investor Relations in January 2000 and served as our Vice
President -- Communications and Investor Relations from June 1998 to January 2000. Prior to that time, he worked for Dresser Industries, Inc. as Vice President of Communications and Investor Relations from October 1997 to May 1998 and as Vice President of Investor and Public Relations from February 1993 to October 1997.

     BURT M. MARTIN was elected Senior Vice President, General Counsel and Secretary in April 2002. He joined the Company in June 1998 and served as Associate General Counsel from June 1998 until June 2000 and as Vice President -- Law and Secretary from June 2000 until April 2002. From 1993 to 1998, Mr. Martin was an associate attorney with the law firm of Fulbright & Jaworski L.L.P.

     JON R. NICHOLSON was elected our Senior Vice President -- Human Resources and Information Technology in March 2001 and served as Senior Vice
President -- Human Resources from January 2000 to March 2001 and Vice
President -- Human Resources from May 1998 to January 2000. Prior to that time, Mr. Nicholson worked for Weatherford Enterra as Vice President -- Human Resources from October 1995 to May 1998 and as Director of Human Resources from February 1993 to October 1995.

     JAMES N. PARMIGIANO joined the Company in May 1998 and was elected Vice President -- Operational Controller in June 2000. From February 1983 to May 1998, Mr. Parmigiano worked for Dresser Industries, Inc. in various capacities, including Financial Controller of Dresser's Sperry-Sun Drilling Services Division.

     LISA W. RODRIGUEZ was elected Vice President -- Accounting and Finance in February 2001. Ms. Rodriguez joined the Company in 1996 and has served in several positions, including Vice President -- Accounting from June 2000 to February 2001 and Controller from 1999 to February 2001. Prior to joining the Company, Ms. Rodriguez worked for Landmark Graphics from 1993 to 1996.

                             EXECUTIVE COMPENSATION

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors and the Compensation Committee of the Board of Directors is pleased to present this report on the compensation policies for our executive officers for 2001. This report sets forth the major components of executive compensation and the basis by which 2001 compensation determinations were made by the Board of Directors and the Compensation Committee for the executive officers.

COMPENSATION POLICY AND GUIDELINES

     The goal of our compensation policy and practices is to provide a competitive compensation package designed to attract and retain key executive officers and to offer compensation programs that align executive remuneration levels with the interests of stockholders and with the Company's overall performance. Our compensation programs have historically stressed stock-based compensation as a means of providing incentives to executive officers to achieve growth in the value of the common stock. With this objective in mind, our executive compensation program has included a combination of reasonable base salaries and various long and short-term incentive programs linked to the Company's financial and stock performance. In making compensation decisions, the Compensation Committee's decisions have typically also taken into account the cyclical nature of the industry and the Company's progress toward achieving strategic objectives.

COMPENSATION PROGRAM COMPONENTS

     Our compensation programs are generally administered by or under the direction of the Compensation Committee and are reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable in light of the Company's overall performance. Our stock-based compensation decisions for the executive officers are approved by our full Board of Directors following recommendations by the Compensation Committee.

     The Compensation Committee was charged with reviewing and recommending the specific base and bonus compensation of the President and Chief Executive Officer (the "Principal Executive"). The Board of Directors and Compensation Committee has delegated to Mr. Duroc-Danner, as our Chief Executive Officer, the authority to review and adjust the base and cash bonus compensation for the other executive officers.

     Decisions on stock options and other long-term incentive plans are made by the Board after consideration of the Company's results and discussion with and recommendations from Mr. Duroc-Danner as to the executive officers under his supervision.

     The particular elements of the compensation programs for the Principal Executive and other executive officers are explained in more detail below.

     Base Salary -- Base salary levels have primarily been determined based on market factors, including the market for similar executives and the desire by us to recruit and retain key executive officers. Our analysis has also included comparisons with companies in the same industry and of similar size and complexity as the Company, including a number of companies in the Dow Jones U.S. Oilfield Equipment and Services Index in the performance graph set forth herein. Salary levels are based on individual skills and performance and market comparisons. Adjustments made during 2001 to the compensation of various officers were based on various factors, including their individual scope of responsibility, tenure, and overall performance.

     Annual Performance Compensation -- Annual performance compensation has historically been provided to the executive officers in the form of cash bonuses relating to financial and operational achievements. The amount and form of bonuses for 2001 were determined by the Compensation Committee in the case of Mr. Duroc-Danner and by Mr. Duroc-Danner in the case of the other executive officers, subject to the review of the Compensation Committee.

     The decision to award an annual bonus is based upon both an objective analysis of our financial performance and a subjective analysis of the executive officer's job performance and the specific accomplishments of the executive officer during the preceding twelve month period after giving consideration to other compensation received by the officer.

     The granting of bonuses has typically occurred in February or March of each year. Various bonuses were paid to the executive officers in the first quarter of 2002 in recognition of those officers' assistance in achieving the Company's growth in 2001, including assistance in completing numerous acquisitions, such as the acquisition of CiDRA Corporation's Optical Sensing Systems business unit, Johnson Screens and Orwell Group, the private placement of $350 million of our 6 5/8% Senior Notes due 2011 and other factors.

     Deferred Compensation Plan -- We maintain an executive deferred compensation plan that provides our key employees with long-term incentive compensation through benefits that are directly linked to future increases in the value of the common stock and that may only be realized upon the employee's retirement, termination or death. Under this plan, eligible employees receive a tax deferred contribution under the plan equal to 7.5% of their annual compensation through a credit to an account that is converted into non-monetary units representing the number of shares of common stock that the contributed funds could purchase in the market at the time of the contribution. In addition, in an effort to provide incentive to the participants to invest in the common stock, a portion of the compensation that they would otherwise receive from the Company, the participating employees are offered the opportunity to defer up to 7.5% of their compensation to their account under this plan, in which case we will make a matching contribution equal to the amount of the deferral by the employee. Mr. Duroc-Danner and other executive officers have all elected to defer 7.5% of their compensation under this plan. This plan provides for a five-year vesting period with respect to the Company's contributions and the ultimate value of benefits under the plan to the participant are wholly dependent upon the price of the common stock at the time the employee retires, terminates his employment or dies. We believe that this plan is an important component of the stock-based compensation program and provides and serves the purpose of aligning management's interest with those of the Company's stockholders.

     Stock Option Program -- The use of stock options is considered to be an important incentive to our executive officers for working toward the Company's long-term growth. We believe that options provide our officers with a benefit that will increase only to the extent that the value of the common stock increases. Accordingly, we have from time to time granted to the executive officers options to purchase shares of common stock. The number of shares granted is determined based on the level and contribution of the officer and has generally taken into account stock ownership and other options held by the officer. Stock options are generally subject to vesting over a number of years and have exercise prices equal to the market price of the common stock at the date of grant.

     In 2001, options to purchase a total of 1,185,000 shares of common stock were granted to the executive officers. These options are subject to four-year cliff-vesting so that an officer will not be entitled to the options if he elects to leave. We believe that this type of vesting provides strong incentives for creating long-term value for the Company.

DISCUSSION OF 2001 COMPENSATION FOR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

     In establishing the compensation of Mr. Duroc-Danner for 2001, the Compensation Committee determined that it would be appropriate to increase Mr. Duroc-Danner's base compensation from $650,000 to $825,000 and award him a bonus of $1,025,316 in the first quarter of 2001 in recognition of his past services to and accomplishments for the Company. Mr. Duroc-Danner also received a bonus of $1,468,715 in the first quarter of 2002 in recognition of his efforts to expand and grow the Company's businesses and his defining and implementing the Company's growth strategy in 2001 and his general accomplishments in increasing stockholder value through revenue and income growth and increases in the market price of the common stock.

     The increase in Mr. Duroc-Danner's base salary was intended to make his compensation more competitive with those of similar officers in competing companies, including a number of companies included in the Dow Jones U.S. Oilfield Equipment and Services Index in the performance graph set forth herein. During 2001, Mr. Duroc-Danner also received an option to purchase 350,000 shares of common stock. The number of shares subject to the option was fixed at that level in order to provide Mr. Duroc-Danner with material incentives to increase the value of the common stock in the future. In reviewing Mr. Duroc-Danner's compensation for 2001, the Compensation Committee also sought to reward Mr. Duroc-Danner for his substantial achievements in bringing growth to the Company, as well as provide incentive for the future through stock option grants. No single factor was considered determinative in this decision.

COMPENSATION DEDUCTION LIMITATIONS

     Section 162(m) of the Internal Revenue Code of 1986, as amended, currently imposes a $1 million limitation on the deductibility of certain compensation paid to five highest paid executives. Excluded from the limitation is compensation that is "performance based". For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by the Company's stockholders. We believe that maintaining the discretion to evaluate the performance of our management is an important part of our responsibilities and benefits the Company's stockholders. We intend to take into account the potential application of Section 162(m) on incentive compensation awards and other compensation decisions.

SUMMARY

     We believe that the executive compensation program followed by us in 2001 was consistent with the compensation programs provided by other companies that are comparable in size and complexity to the Company and with which the Company competes, including many of the companies in the Dow Jones U.S. Oilfield Equipment and Services Index. We further believe that the compensation program is necessary to retain the services of officers and employees who are essential to the continued success and development of the Company and to compensate those officers and employees for their efforts and achievements. The Board and Compensation Committee intend to review the compensation policies on an ongoing basis to assure that compensation paid appropriately reflects corporate and individual performance, yielding awards that are reflective of the annual financial and operational results of the Company. Finally, we believe that the deferred compensation plan and stock option program provide significant incentives to our key employees to enhance stockholder value by providing financial opportunities to them that are consistent with and dependent upon the returns that are generated on behalf of the Company's stockholders.

                               Philip Burguieres
                                David J. Butters
                            Bernard J. Duroc-Danner
                               Sheldon B. Lubar*
                              William E. Macaulay
                               Robert B. Millard
                             Robert K. Moses, Jr.*
                                Robert A. Rayne*

* Members of the Compensation Committee

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

COMPENSATION DETERMINATIONS

     The full Board of Directors currently approves all stock grants, with Messrs. Duroc-Danner and Burguieres, both employee directors of the Company, abstaining from voting with respect to these matters. Mr. Duroc-Danner does make recommendations to the Compensation Committee and the full Board of Directors for compensation and stock grants to our employees.

OTHER AFFILIATIONS

     On November 16, 2001, we acquired the assets of CiDRA Corporation's Optical Sensing Systems business unit ("CiDRA") for approximately $123.1 million, consisting of 1.9 million shares of our Common Stock and cash of $62.5 million. The purchase price for the CiDRA business was determined through a competitive bid process conducted by a third party investment banking firm. First Reserve Corporation beneficially owns certain convertible preferred securities of CiDRA Corporation, which are convertible into less than 10% of the common stock of CiDRA Corporation, on a fully diluted and converted basis. William E. Macaulay, a member of our Board of Directors, is the Chief Executive Officer of First Reserve Corporation. Mr. Macaulay expressly disclaims beneficial ownership of any shares of securities of CiDRA Corporation beneficially held by First Reserve Corporation. Additionally, Mr. Macaulay did not participate or vote in the meeting of our Board of Directors in which the acquisition of the CiDRA business was discussed and approved.

                           SUMMARY COMPENSATION TABLE

     This table shows the total compensation paid for the years ended December 31, 2001, 2000 and 1999, to Mr. Duroc-Danner and the four most highly compensated executive officers during 2001:

                                                   ANNUAL COMPENSATION            LONG-TERM
                                            ----------------------------------   COMPENSATION
                                                                  OTHER ANNUAL      AWARDS       ALL OTHER
NAME AND                                    SALARY      BONUS     COMPENSATION   ------------   COMPENSATION
PRINCIPAL POSITION                   YEAR   ($)(1)     ($)(1)      ($)(2)(3)       OPTIONS         ($)(4)
------------------                   ----   -------   ---------   ------------   ------------   ------------
Bernard J. Duroc-Danner............  2001   781,251   1,468,715     270,985        350,000         16,795
  Chairman of the Board, President   2000   625,003   1,025,316     150,000        350,000         10,443
  and Chief Executive Officer        1999   550,000     375,000     147,000        179,463         11,808
E. Lee Colley, III.................  2001   288,463     363,801      83,109        100,000          3,387
  Senior Vice President and          2000   244,237     265,600      59,136        100,000          2,769
  President -- Artificial Lift       1999   229,327     150,000      37,769             --          2,639
  Systems Division
Donald R. Galletly.................  2001   251,262     372,746      64,293        100,000          1,566
  Senior Vice President,             2000   218,750     284,513      27,104        139,013            608
  Communications and                 1999   200,000      80,000      17,232             --            245
  Investor Relations
Jon R. Nicholson...................  2001   266,262     394,249      68,369        100,000          8,106
  Senior Vice President --           2000   232,500     303,480      30,645        139,013          8,678
  Human Resources and                1999   210,000     105,000      19,440             --          1,993
  Information Technology
Gary L. Warren(5)..................  2001   300,000     477,341      83,546        100,000          5,456
  Senior Vice President and          2000   225,000     396,220      27,000        100,000          4,275
  President -- Drilling and          1999    66,305      75,000       3,375        117,041            327
  Intervention Services Division

---------------

(1) Salary and bonus compensation include amounts deferred by each executive officer under our Executive Deferred Compensation Stock Ownership Plan (the "Executive Deferred Plan") described in Note 2 below. The bonus amounts were earned in the year in which they are shown in the table but were paid in the first half of the following year.

(2) Other Annual Compensation includes (i) the vested portion of the amount contributed by us under the Executive Deferred Plan equal to 7.5% of each annual officer's compensation for each year, plus (ii) the vested portion of our matching contribution under the Executive Deferred Plan equal to 100% of the amount deferred by the officer. Each officer can defer up to 7.5% of his total salary and bonus compensation each year. Our contributions vest over a five-year period on the basis of 20% per year for each year of service by an officer with us after the later of January 1, 1993 or the date of initial participation in the Executive Deferred Plan. Under the Executive Deferred Plan, the compensation deferred by each officer and our contributions are converted into non-monetary units equal to the number of shares of common stock that could have been purchased by the amounts deferred and contributed at a market-based price. Distributions are made under the Executive Deferred Plan after an officer retires, terminates his employment or dies. The value of the distribution under the Executive Deferred Plan is based on the number of vested units in the officer's account multiplied by the market price of the common stock at that time. Distributions under the Executive Deferred Plan are made in stock. Our obligations with respect to the Executive Deferred Plan are unfunded. However, we have established a grantor trust, that is subject to the claims of our creditors, into which funds are deposited with an independent trustee that purchases shares of common stock for the Executive Deferred Plan. As of December 31, 2001, Messrs. Duroc-Danner, Colley, Galletly, Nicholson and Warren had 76,045, 9,902, 7,424, 7,909 and 6,822 units allocated to their respective accounts.

(3) Excludes the total amount of all perquisites and other benefits that were less than the lesser of $50,000 or 10% of the total of annual salary and bonus of each executive officer.

(4) Represents matching contributions of $5,550, $2,241, $4,890 and $2,081 made by us in 2001 under our 401(k) Savings Plan for each of Messrs. Duroc-Danner, Colley, Nicholson and Warren respectively, and life insurance premiums of $11,245, $1,146, $1,566, $3,216 and $3,375 paid by us in 2001 for each of Messrs. Duroc-Danner, Colley, Galletly, Nicholson and Warren, respectively.

(5) Information for Mr. Warren is not presented for periods prior to October 1, 1999 because he was not an executive officer.

                           OPTIONS GRANTED IN 2001(1)

                             NUMBER OF     % OF TOTAL
                             SECURITIES     OPTIONS
                             UNDERLYING    GRANTED TO
                              OPTIONS     EMPLOYEES IN   EXERCISE PRICE                           GRANT DATE
NAME                          GRANTED       2001(%)      (PER SHARE)($)    EXPIRATION DATE     PRESENT VALUE($)
----                         ----------   ------------   --------------   ------------------   ----------------
Bernard J. Duroc-Danner....   350,000(2)     4.5%            23.77        September 25, 2015      5,026,000(3)
E. Lee Colley, III.........   100,000(2)     1.3%            23.77        September 25, 2015      1,436,000(3)
Donald R. Galletly.........   100,000(2)     1.3%            23.77        September 25, 2015      1,436,000(3)
Jon R. Nicholson...........   100,000(2)     1.3%            23.77        September 25, 2015      1,436,000(3)
Gary L. Warren.............   100,000(2)     1.3%            23.77        September 25, 2015      1,436,000(3)

---------------

(1) Information is presented as of December 31, 2001.

(2) The options become fully exercisable on September 26, 2005.

(3) The calculation assumes volatility of 55.30%, a risk free rate of 4.41%, a seven year expected life, no expected dividends and option grants at $23.77 per share. The actual value, if any, of any option will depend on the amount, if any, by which the stock price exceeds the exercise price on the date the option is exercised. Thus, this valuation may not be a reliable indication as to value and there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model.

                      AGGREGATED OPTION EXERCISES IN 2001
                      AND DECEMBER 31, 2001 OPTION VALUES

                                                                   NUMBER OF               VALUE OF UNEXERCISED
                                  SHARES                    UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                 ACQUIRED      VALUE           DECEMBER 31, 2001          DECEMBER 31, 2001($)(2)
                                    ON       REALIZED     ---------------------------   ---------------------------
             NAME                EXERCISE     ($)(1)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                --------   -----------   -----------   -------------   -----------   -------------
Bernard J. Duroc-Danner........   80,000     4,447,680     1,096,192       879,463      29,772,334      7,331,724
E. Lee Colley, III.............       --            --       156,054       200,000       4,002,005      1,400,000
Donald R. Galletly.............       --            --       117,041       239,013       3,001,516      1,936,429
Jon R. Nicholson...............       --            --       122,741       239,013       3,065,032      1,936,429
Gary L. Warren.................       --            --        42,338       317,041       1,037,539      3,520,315

---------------

(1) The value is based on the difference in the market price of the common stock on the date of sale and the exercise price of the options.

(2) The value is based on the difference in the closing market price of the common stock on December 31, 2001 ($37.26), and the exercise price of the options. The actual value, if any, of the unexercised options will depend on the market price of the common stock at the time of exercise of the options.

                              EMPLOYMENT CONTRACTS

     We have entered into employment agreements with Messrs. Duroc-Danner, Colley, Nicholson and Galletly. The employment agreements with Messrs. Duroc-Danner, Colley, Nicholson and Galletly provide for a term of three years and are renewable annually. Under the terms of the employment agreements, if we terminate an executive's employment for any reason other than "cause," death or "disability" or if the executive terminates his employment for "good reason", as defined in the employment agreements, the executive will be entitled to receive (1) an amount equal to three times the executive's current base compensation plus the highest bonus paid to the executive during the three years prior the year of termination, (2) any accrued salary or bonus (pro-rated to the date of termination), (3) an amount payable if all retirement plans were vested, (4) the amount that would have been contributed as our match under the 401(k) Savings Plan and the Executive Deferred Plan for three years and (5) the executive's car allowance for three years. Under the employment agreements, "cause" is defined as the willful and continued failure to perform the executive's job, after written demand is made by the Chief Executive Officer or the Board, or the willful engagement in illegal conduct or gross misconduct. Termination by the executive for "good reason" is generally defined as (1) a material reduction in title and/or responsibilities of the executive, (2) certain relocations of the executive or (3) any material reduction in the executive's benefits. In addition, under such circumstances, all stock options and restricted stock granted to the executive will automatically vest. All health and medical benefits would also be maintained after termination for a period of three years provided the executive makes his required contribution.

     We have entered into an employment agreement with Mr. Warren. The employment agreement provides for a term of three years and is renewable annually. Under the terms of the employment agreement, if, in the absence of a change of control of the Company, we terminate the executive employment for any reason other than "cause", death or "disability" or if the executive terminates his or her employment for "good reason", as defined in the employment agreement, the executive will be entitled to receive (1) an amount equal to two times the executive's current base compensation plus the highest bonus paid to the executive during the three years prior to the year of termination, (2) any accrued salary and bonus (pro-rated to the date of termination) (3) the amount that would have been contributed as our match under the 401(k) Savings Plan and the Executive Deferred Plan for the year in which employment was terminated (pro-rated to the date of termination) and (4) an amount equal to two times all fringe benefits. In addition, under such circumstances, all stock options and benefits under the 401(k) Savings Plan and Executive Deferred Plan would automatically vest, and all health and medical benefits would be maintained after termination through the expiration of the then scheduled expiration of the employment term provided the executive makes his required contribution.

     Under the Deficit Reduction Act of 1984, certain severance payments that exceed a certain amount could subject both us and the executive to adverse U.S. federal income tax consequences. Each of the employment agreements provides that we would be required to pay the executive a "gross up payment" to ensure that the executive receives the total benefit intended by his agreement with us.

                          FIVE-YEAR PERFORMANCE GRAPH

     This graph compares the yearly cumulative return on the common stock with the cumulative return on the Dow Jones U.S. Oilfield Equipment and Services Index and the Dow Jones U.S. Total Market Index for the last five years. The graph assumes the value of the investment in the common stock and each index was $201 on December 31, 1996, and that all dividends are reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                              [PERFORMANCE GRAPH]

----------------------------------------------------------------------------------------------------------------
                                     12/31/96     12/31/97     12/31/98     12/31/99     12/31/00     12/31/01
----------------------------------------------------------------------------------------------------------------
 Weatherford International........     100          203           76          161          190          150
 Dow Jones U.S. Oilfield Equipment
 and Services Index...............     100          149           72          110          163          113
 Dow Jones U.S. Total Market
 Index............................     100          132          165          202          183          161

                               OTHER INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Ernst & Young LLP ("Ernst & Young"), independent public accountants, served as our auditors for the fiscal year ended December 31, 2001 and has been selected as our auditors for the fiscal year ending December 31, 2002. Ernst & Young replaced Arthur Andersen LLP ("Arthur Andersen") who had served as our auditors from 1972 through 2000.

     On August 13, 2001, the Company dismissed Arthur Andersen as the Company's independent public accountants and engaged Ernst & Young as its new independent public accountants. The decision to change the Company's independent public accountants was recommended by the Company's Audit Committee.

     Arthur Andersen's reports on the Company's consolidated financial statements for the years ended December 31, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the two years ended December 31, 2000, and the subsequent interim period preceding the decision to change independent public accountants, there were no disagreements with Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Arthur Andersen, would have caused the former accountant to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods.

     During the two years ended December 31, 2000, and the subsequent interim period preceding the decision to change independent public accountants, there were no "reportable events" (hereinafter defined) requiring disclosure pursuant to Item 304 (a)(1)(v)(A)-(D) of Item 304 of Regulation S-K.

     During the two years ended December 31, 2000, and the subsequent interim period preceding the decision to change independent public accountants, neither the Company nor anyone on its behalf consulted Ernst & Young regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor has Ernst & Young provided to the Company a written report or oral advice regarding such principles or audit opinion.

     In addition to audit services, Ernst &Young also provided certain non-audit services to the Company in 2001. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of Ernst & Young. A representative of Ernst & Young will be present at the Annual Meeting and will be afforded an opportunity to make a statement if he or she so desires and be available to respond to appropriate questions.

     Following is a summary of Ernst & Young 's fees for (i) services rendered for the audit of our 2001 annual financial statements and reviews of our 2001 quarterly financial statements, (ii) financial information and systems design and implementation services rendered in 2001 and (iii) all other services rendered in 2001.

Audit Fees, excluding audit related.......................  $615,000
                                                            ========
Financial Information Systems Design and Implementation
  Fees....................................................  $      0
                                                            ========
All Other Fees............................................
  Audit related fees(1)...................................  $635,000
  Other non-audit services................................   190,000
                                                            --------
Total all other fees......................................  $825,000
                                                            ========

---------------

(1) Audit related fees consisted principally of review of registration statements and performance of statutory audits.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     All of our executive officers and directors are required to file initial reports of stock ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange pursuant to
Section 16(a) of the Securities Exchange Act of 1934.

     We have reviewed these reports, including any amendments, and written representations from the current executive officers and directors of the Company. Based on this review, we believe that all filing requirements were met during 2001.

PROPOSALS BY STOCKHOLDERS

     Stockholder proposals to be included in the proxy materials for our Annual Meeting to be held in 2003 must be received by us by December 31, 2002, and must otherwise comply with the rules promulgated by the Securities and Exchange Commission to be considered for inclusion in our proxy statement for that year. If a stockholder desires to bring business before the meeting, which is not the subject of a proposal meeting the SEC proxy rule requirements for inclusion in the proxy statement, the proposal must be received by us by March 21, 2003.

     Any stockholder proposal, whether or not to be included in our proxy materials, must be sent to our Corporate Secretary at 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027.

OTHER BUSINESS

     We know of no other business that will be brought before our Annual Meeting. If any other matters are properly presented, the persons named on the enclosed proxy card will vote the proxies as they deem advisable.

ADDITIONAL INFORMATION AVAILABLE

     We have filed an Annual Report on Form 10-K for 2001 with the Securities and Exchange Commission. A complete copy of our Annual Report on Form 10-K is available on the SEC's website at www.sec.gov. We also will provide to any stockholder a copy of our Annual Report on Form 10-K without charge upon written request. Copies of any exhibits to our Annual Report on Form 10-K also are available upon written request subject to a charge for copying and mailing. If you wish to obtain a paper copy of our Annual Report on Form 10-K or have any other questions about us, please contact our Investor Relations Department in writing (515 Post Oak Blvd., Suite 600, Houston, Texas 77027) or by telephone ((713) 693-4000) or visit our website at www.weatherford.com.

                                            By Order of the Board of Directors

                                            /s/ BURT M. MARTIN

                                            Burt M. Martin
                                            Corporate Secretary

Houston, Texas
April 29, 2002

[WEATHERFORD LOGO]

                        WEATHERFORD INTERNATIONAL, INC.

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

                              AND PROXY STATEMENT

                                 JUNE 26, 2002

                                9:00 A.M. (CST)

                              THE ST. REGIS HOTEL
                                1919 BRIAR OAKS
                              HOUSTON, TEXAS 77027

                         WEATHERFORD INTERNATIONAL, INC.

                                    PROXY FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 26, 2002


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of Weatherford International, Inc. ("Weatherford") hereby appoints Bernard J. Duroc-Danner and Burt M. Martin, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common stock of Weatherford that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Weatherford to be held on June 26, 2002, at 9:00 a.m., Houston time, at The St. Regis Hotel, 1919 Briar Oaks, Houston, Texas, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement dated April 29, 2002:

(1) Election of the following Nominees as Directors, as set forth in the Proxy Statement:

         Philip Burguieres, David J. Butters, Bernard J. Duroc-Danner, Sheldon
         B. Lubar, William E. Macaulay, Robert B. Millard, Robert K. Moses, Jr. and Robert A. Rayne

          FOR All Nominees listed                          WITHHOLD
          above (except as marked                        All Nominees
          to the contrary below)                         listed above

                   [ ]                                        [ ]

         INSTRUCTION: To withhold authority to vote for any Nominee, write that Nominee's name in the space provided below


         -----------------------------------------------------------------------

(2) To consider and take action upon any other matter which may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES FOR DIRECTOR LISTED ON THE OTHER SIDE HEREOF UNDER PROPOSAL 1.

Receipt of the Proxy Statement dated April 29, 2002, and the Annual Report of Weatherford for the year ended December 31, 2001, is hereby acknowledged.



                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Signature of Stockholder(s)

                                  Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon. If signer is a corporation, execute in full corporate name by authorized officer.


                                  Date:                               , 2002.
                                        ------------------------------


   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.